EX-99.906 CERT

CERTIFICATION

Pursuant to Section 906 of the
Sarbanes-Oxley Act of 2002

Name of Registrant: Integrity Managed Portfolios

Date of Form N-CSR: July 31, 2011

The undersigned, the principal executive officer of Integrity Managed Portfolios (the "Registrant"), hereby certifies that, with respect to the Form N-CSR referred to above, to the best of his knowledge and belief, after reasonable inquiry:

1.	such Form N-CSR fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	the information contained in such Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

A signed original of this written statement required by Section 906 has been provided to the Registrant and will be retained by the Registrant and furnished to the Securities and Exchange Commission or its staff upon request.

IN WITNESS WHEREOF, the undersigned has executed this Certification below, as of the 30th of September 2011.

/s/ Shannon D. Radke
Shannon D. Radke
President, Integrity Managed Portfolios

The undersigned, the principal financial officer of the Registrant, hereby certifies that, with respect to the Form N-CSR referred to above, to the best of his knowledge and belief, after reasonably inquiry:

1.	such Form N-CSR fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	the information contained in such Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

A signed original of this written statement required by Section 906 has been provided to the Registrant and will be retained by the Registrant and furnished to the Securities and Exchange Commission or its staff upon request.

IN WITNESS WHEREOF, the undersigned has executed this Certification below, as of the 30th of September, 2011.

/s/ Adam Forthun
Adam Forthun
Treasurer, Integrity Managed Portfolios